UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35151

Maryland	27-5254382
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

245 PARK AVENUE

26TH FLOOR

NEW YORK NY 10167

(Address of principal executive offices, including zip code)

212-692-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2012, AG MIT, LLC (“AG MIT”), a direct, wholly-owned subsidiary of AG Mortgage Investment Trust, Inc. (the “Company”), entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association to finance AG MIT’s acquisition of certain residential, non-Agency Securities. Each transaction under the Repurchase Agreement will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The Repurchase Agreement provides for a 364-day facility with an aggregate maximum borrowing capacity of $75 million and is set to mature on April 8, 2013, and may be extended for an additional 90 days.

In connection with the Repurchase Agreement, the Company entered into a guarantee agreement under which the Company has fully guaranteed all of AG MIT’s payment and performance obligations under the Repurchase Agreement.

The Repurchase Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type. The Repurchase Agreement also contains financial covenants that require, as of the last business day of each quarter and on any funding date, the Company and AG MIT to maintain (i) their Total Indebtedness to their Adjusted Tangible Net Worth at a ratio less than the Leverage Ratio; (ii) an Adjusted Tangible Net Worth of not less than $185 million; and (iii) at all times, Liquidity of not less than $20 million and unrestricted cash of not less than $5 million.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement and the Company’s guarantee, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2. Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings given to such terms in the Repurchase Agreement.”

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, the provisions of which are incorporated herein by reference

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Master Repurchase and Securities Contract dated as of April 9, 2012 between AG MIT, LLC, AG Mortgage Investment Trust, Inc. and Wells Fargo Bank, National Association

99.2	Guarantee Agreement dated as of April 9, 2012 by AG Mortgage Investment Trust, Inc. in favor of Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG Mortgage Investment Trust, Inc.

Date: April 10, 2012	By:	/s/ ALLAN KRINSMAN
Allan Krinsman
General Counsel and Assistant Secretary